Exhibit 10.9

_______ __, 2021

Springwater Special Situations Corp.

c/o Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

Gentlemen:

Springwater Special Situations Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of 75,000 units of the Corporation (“Initial Units”) at $10.00 per Initial Unit, for an aggregate purchase price of $750,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO (“Underwriters”) exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 11,250 Units (“Additional Units” and together with the Initial Units, the “Private Units”) at $10.00 per Additional Unit for an aggregate purchase price of up to $112,500 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The undersigned shall pay the Initial Purchase Price and Over-Allotment Purchase Price (if any) for the Initial Units and Additional Units (if any) by wire transfer of immediately available funds to the trust account established by the Corporation in connection with the IPO on the date the IPO and over-allotment option are consummated, respectively.

The Placement Units will be identical to the units to be sold by the Corporation in the IPO, except that:

●	the undersigned agrees to vote the shares of Common Stock included in the Placement Units (the “Placement Shares”) in favor of any proposed Business Combination;

●	until such time as the Corporation has completed its initial Business Combination the undersigned agrees not to seek conversion rights, or seek to sell such shares in any tender offer, with respect to any Placement Shares;

●	the Placement Units and underlying securities will not be transferable until after the completion of a Business Combination (except (i) among the initial purchasers of the Placement Units, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of the Corporation’s securities, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Placement Units were originally purchased or (vii) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vii) or with the Corporation’s prior consent) where the transferee agrees to the terms of the transfer restrictions);

●	the Placement Units (and underlying securities) will be subject to customary registration rights, which shall be described in the Registration Statement;

●	the Undersigned will not participate in any liquidation distribution with respect to the Placement Units (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market after the IPO) if the Corporation fails to consummate a Business Combination; and

●	the Placement Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that the Private Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Private Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Private Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Private Units and their components parts after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	he has been advised that the Placement Units have not been registered under the Securities Act;

(b)	he is acquiring the Placement Units for his account for investment purposes only;

(c)	he has no present intention of selling or otherwise disposing of the Placement Units in violation of the securities laws of the United States;

(d)	he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	he has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	he is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	he has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against him.

Remainder of this Page Intentionally Left Blank

Very truly yours,

Accepted and Agreed:

SPRINGWATER SPECIAL SITUATIONS CORP.

By:
Name:
Title:

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

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